Exhibit 10.4

AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.

In accordance with Section 4.3(a)(i) and Article 11 of the Second Amended and Restated Limited Partnership Agreement dated March 17, 2022 (the “Partnership Agreement”) of Strategic Storage Operating Partnership VI, L.P. (the “Partnership”), the Partnership Agreement is hereby amended by this Amendment No. 1 thereto (this “Amendment”) to reflect certain changes in share classification of Strategic Storage Trust VI, Inc. (the “General Partner”) and the issuance of Series C Subordinated Convertible Units (“Series C Units”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, in connection with the public offering of the General Partner (the “Public Offering”), the General Partner has filed, on the date herewith, Articles Supplementary to reclassify 200,000,000 authorized but unissued shares of Class T Common Stock of the General Partner as shares of Class Y Common Stock, $0.001 par value per share, of the General Partner (the “Class Y Common Stock”), and to reclassify 70,000,000 authorized but unissued shares of Class A Common Stock of the General Partner as shares of Class Z Common Stock, $0.001 par value per share, of the General Partner (the “Class Z Common Stock”), with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption described therein;

WHEREAS, SmartStop REIT Advisors, LLC, the sponsor of the General Partner or an affiliate thereof (the “Sponsor”), desires to fund the front end sales load in the Public Offering, which will result in additional net proceeds available for investment by the General Partner and a lower share price pursuant to a Sponsor Funding Agreement, dated as of the date hereof;

WHEREAS, in connection with the General Partner issuing a one-time stock dividend to the holders of each of the Class A Common Stock, Class T Common Stock and Class W Common Stock (collectively, the “Stock Dividends”) in order to provide investors the same number of shares that such investors would have received had the investors originally purchased its Class A Common Stock, Class T Common Stock and Class W Common Stock, respectively, at the proposed purchase price of $9.30 for the Class Y Common Stock and Class Z Common Stock, the Sponsor desires to fund to the Company an amount of cash sufficient to cover the dilution from the Stock Dividends;

WHEREAS, the parties hereto desire to reflect certain changes in share classification, the issuance of the Series C Units and other changes by amending the Partnership Agreement by entering into this Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to Defined Terms

A. The following are hereby added as additional defined terms in the Partnership Agreement:

Class Y REIT Shares means the REIT Shares classified as Class Y common stock in the Articles of Incorporation.

Class Y Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class Y Unit as provided in this Agreement.

Class Z REIT Shares means the REIT Shares classified as Class Z common stock in the Articles of Incorporation.

Class Z Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class Z Unit as provided in this Agreement.

Gross Asset Value means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Agreed Value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person;

(b) the Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below may, in the discretion of the General Partner, be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership;

(v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2;

(c) the Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided , however , that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by appraisal;

(d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e) if the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

Liquidating Event means any of the following: (i) an event of withdrawal, as defined in Section 10-402(2)-(9) of the Act (including without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after withdrawal, a majority in interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnershp and to the appointment, effective as of the date of such withdrawal, of a successor General Partner; (ii) an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the consent of the Partners; (iii) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or (iv) the redemption or other acquisition by the Partnership or the General Partner of all Partnership Interests other than Partnership Interests held by the General Partner.

Liquidating Gains means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in this Agreement.

Terminating Capital Transaction means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

B. The following definitions are hereby revised and restated defined terms in the Partnership Agreement:

Invested Capital means the amount calculated by multiplying the total number of REIT Shares purchased by Stockholders by (a) the offering price for the Stock paid by such Stockholders in an Offering or (b) for Stock not purchased in an Offering, the issue price for the Stock; in each case reduced by any Distributions attributable to Net Sale Proceeds, any Stockholder Servicing Fee attributable to the Class T REIT Shares and the Class Y REIT Shares, any Dealer Manager Servicing Fee attributable to the Class W REIT Shares and the Class Z REIT Shares, and any amounts paid by the General Partner to repurchase shares of Stock pursuant to a plan for repurchase of the General Partner’s Stock.

Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including Class A Units, Class P Units, Class T Units, Class W Units, Class Y Units, Class Z Units, and Preferred Units. Without limitation on the authority of the General Partner as set forth in Section 4.3 hereof, the General Partner may designate any Partnership Units, and may designate one or more series of any class of Partnership Units. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

REIT Share means a share of common stock, par value $0.001 per share, in the General Partner (or successor entity, as the case may be), including Class A REIT Shares, Class P REIT Shares, Class T REIT Shares, Class W REIT Shares, Class Y REIT Shares, and Class Z REIT Shares, the terms and conditions of which are set forth in the Articles of Incorporation.

Section 2. Issuance of Series C Subordinated Convertible Units.

Pursuant to Section 4.2(a)(i) of the Partnership Agreement, the Partnership hereby agrees to issue Series C Units to the Sponsor pursuant to a Sponsor Funding Agreement. In consideration for the Sponsor providing the funding for the front end sales load and the dilution from the Stock Dividends pursuant to the Sponsor Funding Agreement, the Partnership shall issue Series C Units to the Sponsor equal to the dollar amount of such funding divided by the then-current offering price (initially $9.30 per share) for the Class Y and Class Z shares sold in the offering. The Series C Units will have the rights, powers, privileges, restrictions, qualifications, and limitations specified in Exhibit I hereto.

Section 3. Amendments to Article 4 of the Partnership Agreement

A. Section 4.3(a)(i)(A)(1) is hereby amended and restated as follows:

(A)(1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.3 (without limiting the foregoing, for example, the Partnership shall issue Partnership Interests consisting of: Class A Units to the General Partner in connection with the issuance of Class A REIT Shares; Class P Units to the General Partner in connection with the issuance of Class P REIT Shares, Class T Units to the General Partner in connection with the issuance of Class T REIT Shares; Class W Units to the General Partner in connection with the issuance of Class W REIT Shares; Class Y Units in connection with the issuance of Class Y REIT Shares; and Class Z Units in connection with the issuance of Class Z REIT Shares), and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner;

B. Section 4.3(a)(ii)(B) is hereby amended and restated as follows:

the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership (without limiting the foregoing, for example, the Partnership shall issue Limited Partnership Interests consisting of: (1) Class A Units to the General Partner in connection with the issuance of Class A REIT Shares; (2) Class P Units to the General Partner in connection with the issuance of Class P REIT Shares; (3) Class T Units to the General Partner in connection with the issuance of Class T REIT Shares; (4) Class W Units to the General Partner in connection with the issuance of Class W REIT Shares; (5) Class Y Units to the General Partner in connection with the issuance of Class Y REIT Shares; and (6) Class Z Units to the General Partner in connection with the issuance of Class Z REIT Shares); provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors (as defined in the Articles of Incorporation).

Section 4. Amendment to Article 5 of the Partnership Agreement

Section 5.2(a)(ii) is hereby amended and restated as follows:

the number of days between such Partnership Record Date (including such Partnership Record Date) and the immediately preceding Partnership Record Date, provided that the aggregate distributions made hereunder to the holders of Class T Units and Class Y Units shall be reduced (but not below zero) by the aggregate Stockholder Servicing Fee payable by the General Partner with respect to the Class T REIT Shares and Class Y REIT Shares, respectively, with respect to such Record Date and the aggregate distributions made hereunder to the holders of Class W Units and Class Z Units shall be reduced (but not below zero) by the aggregate Dealer Manager Servicing Fee payable by the General Partner with respect to the Class W REIT Shares and Class Z REIT Shares, respectively, with respect to such Record Date.

Section 5. Amendment to Article 6 of the Partnership Agreement

Section 6.10 is hereby amended and restated as follows:

6.10 Miscellaneous. In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the General Partner through proceeds received from the General Partner’s distribution reinvestment plan), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares (without limiting the foregoing, for example, the Partnership shall purchase from the General Partner, Partnership Interests consisting of: (a) Class A Units in connection with the exchange of Class A REIT Shares; (b) Class P Units in connection with the exchange of Class P REIT Shares; (c) Class T Units in connection with the exchange of Class T REIT Shares; (d) Class W Units in connection with the exchange of Class W REIT Shares; (e) Class Y Units in connection with the exchange of Class Y REIT Shares; and (f) Class Z Units in connection with the exchange of Class Z REIT Shares). Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor (without limiting the foregoing, for example, the Partnership shall redeem from the General Partner, Partnership Interests consisting of (a) Class A Units in connection with the exchange of Class A REIT Shares; (b) Class P Units in connection with the exchange of Class P REIT Shares; (c) Class T Units in connection with the exchange of Class T REIT Shares; (d) Class W Units in connection with the exchange of Class W REIT Shares; (e) Class Y Units in connection with the exchange of Class Y REIT Shares; and (f) Class Z Units in connection with the exchange of Class Z REIT Shares).

Section 6. Continuation of the Partnership Agreement

The Partnership Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Amendment and the Partnership Agreement, the provisions of this Amendment shall control.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Partnership Agreement as of the ___ day of _____________, 2023.

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.

By:	Strategic Storage Trust VI, Inc., its sole general partner

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer

STRATEGIC STORAGE TRUST VI, INC.

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer

SMARTSTOP REIT ADVISORS, LLC

By:	SmartStop TRS, Inc., its manager

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer

EXHIBIT I

DESCRIPTION OF SERIES C SUBORDINATED CONVERTIBLE UNITS

The following are the terms, rights and restrictions of the Series C Subordinated Convertible Units (the “Series C Units”) established pursuant to this Amendment:

1.

No Distribution Rights, Liquidation Rights or Profits Allocation. Article 5 of the Partnership Agreement notwithstanding, the Series C Units are Partnership Units that are not entitled to cash distributions, distributions upon liquidation or the allocation of any Profit or Loss of the Partnership unless and until the Series C Units are converted into Class A Units pursuant to Section 3 below.

2.

No Voting Rights. The Series C Units shall have no voting or consent rights. Notwithstanding the foregoing, the approval of the holders of Series C Units shall be required for any amendment to the rights and obligations of the Series C Units.

3.

Conversion Into Class A Units. The Series C Units shall automatically convert (the “Conversion”) into Class A Units on a one-to-one basis upon SST VI disclosing an estimated net asset value per share (“NAV”) equal to at least $10.00 per share (the “Initial NAV Hurdle”) for each of the Class P, Class A, Class T, Class W, Class Y and Class Z shares calculated net of the value of Series C Units to be converted for those Series C Units issued at or below the Initial NAV Hurdle; provided, the Initial NAV Hurdle shall be increased to the new NAV (the “New NAV Hurdle”) for those Series C Units, if any, issued at an offering price in excess of $10 per share in the event that the NAV and resulting offering price is increased in the future as a result of calculating and reporting the NAV. For the avoidance of doubt, some or all of the Series C Units issued pursuant to the Initial NAV Hurdle may convert at the time of disclosing that the Initial NAV Hurdle has been met. In the event of an Extraordinary Transaction prior to the Conversion, the Series C Units shall automatically convert into Class A Units on a one-to-one basis immediately prior to the closing of the Extraordinary Transaction if the Transaction Amount exceeds the Initial NAV Hurdle for each of the Class A REIT Shares, Class P REIT Shares, Class T REIT Shares, Class W REIT Shares, Class Y REIT Shares and Class Z REIT Shares for those Series C Units issued at or below the Initial NAV Hurdle calculated net of the value of the Series C Units to be converted; provided, the Transaction Amount exceeds the New NAV Hurdle for each of the Class A REIT Shares, Class P REIT Shares, Class T REIT Shares, Class W REIT Shares, Class Y REIT Shares and Class Z REIT Shares for those Series C Units issued at an offering price in excess of $10 per share in the event that the NAV and resulting offering price is increased in the future as a result of calculating and reporting the NAV. The General Partner agrees to conduct a NAV in accordance with the requirements set forth in FINRA 15-02 (i.e., the first NAV must be conducted within 150 days following the second anniversary of commencement of the public offering and annually thereafter) and the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs issued in April 2013.

4.

Special Allocation. Notwithstanding the provisions of Section 5.1(a)(i) of the Partnership Agreement, Liquidating Gain first shall be allocated to the converted Series C Units to the extent attributable to the appreciation in the value of the Partnership’s assets after the first date of issuance of the Series C Units. As a result of the special allocation, the Section 704(b) capital account attributable to the converted Series C Units shall be equal to the Section 704(b) capital account for each Class A Unit issued and outstanding as of the date of the conversion on a pro rata basis.

5.

Rights upon Liquidation. Notwithstanding Section 5.6 or any other provision of this Agreement to the contrary, if, after the conversion of any Series C Unit into a Class A Unit, the Liquidation Gain from a sale, exchange, merger, liquidation or other transaction (each a “Capital Event”) is insufficient to cause the converted Series C Unit holders to receive an amount of cash or property (at minimum) equal to the liquidation right for Class A Unit holders on a unit by unit basis, the parties hereby acknowledge and agree that each such unit holder shall nevertheless receive an amount equal to the liquidation right for Class A Unit holders on a unit by unit basis, for each converted Series C Unit (the “Series C Unit Liquidation Preference”). Upon the actual liquidation of the Partnership, the cash payment of the Series C Unit Liquidation Preference shall be treated as (1) a liquidation distribution from the Partnership to the extent of the section 704(b) capital account attributable to the converted Series C Units and (2) a guaranteed payment for U.S. federal income tax purposes for the excess of the Series C Unit Liquidation Preference in cash over the Series C Unit holder’s section 704(b) capital account balance for each such converted Series C Unit. For avoidance of doubt, the Series C Units are subject to all of the terms and conditions set forth in this Exhibit I prior to conversion and are not entitled to any liquidation right until conversion.

6.	Transfer Rights. The Series C Units may be transferred to any Affiliate without the consent of the General Partner.